                               FIRST AMENDMENT TO
                            DRESSER INDUSTRIES, INC.
                          RETIREMENT SAVINGS PLAN - A



    WHEREAS, DRESSER INDUSTRIES, INC. ("Dresser") and certain Affiliated Companies have heretofore adopted the DRESSER INDUSTRIES, INC. RETIREMENT SAVINGS PLAN - A (the "Plan"); and

    WHEREAS, Dresser Industries, Inc. desires to amend the Plan on behalf of itself and all Affiliated Companies;

    NOW, THEREFORE, the Plan shall be amended as follows:

         1. Effective as of May 31, 1995, the following shall be added to Paragraph (a) of Section 2.3:

    "A person employed by an Affiliated Company which has not adopted the Plan who transfers to employment with the Company shall join the Plan on the date of such transfer, unless the individual has earned less than three months of Service at the time of the transfer. A person with less than three months of Service who is so transferred shall join the Plan as provided in Section 2.2."

    2. Effective as of May 31, 1995, the first sentence of Section 3.3 shall be deleted and the following shall be substituted therefor:

    "The Plan shall accept cash Rollover Contributions (within the meaning of Code section 402(c), including optional direct transfers under Code section 401(a)(31) and transfers of Rollover Contributions which were originally deposited in conduit individual retirement accounts pending rollover) on behalf of a Member from any plan qualified under section 401(a) of the Code."

    3. Effective as of May 31, 1995, the third sentence of item (1) of Paragraph (b) of Section 3.6 of the Plan shall be deleted and the following shall be substituted therefor:

    "This distribution of excess deferrals shall be adjusted for income or loss allocated thereto in the manner determined by the Committee in accordance with any method permissible under applicable Treasury regulations."

    4. Effective as of May 31, 1995, the following shall be added to item (2) of Paragraph (b) of Section 3.6:

    "For purposes of determining whether the annual additions under this Plan exceed the limitations of section 415 of the Code, all defined contribution plans of the Company and the Affiliated Companies are to be treated as one defined contribution plan. For purposes of this Section only, an "Affiliated Company" (other than an affiliated service group member within the meaning of section 414(m) of the Code) shall be determined by application of a more than 50% control standard in lieu of an 80% control standard. If the annual additions credited to a Member's Account for any Limitation Year under this Plan plus the additions credited on his behalf under other defined contribution plans required to be aggregated pursuant to the foregoing would exceed the maximum annual additions permitted for such Limitation Year under section 415 of the Code for such Member for such Limitation Year, the annual additions under this Plan and the additions under such other plans shall be reduced and allocated, reallocated, or returned in accordance with applicable plan provisions regarding excess additions. Such reductions shall be effected first from this Plan, second, from the Dresser Industries, Inc. Retirement Savings Plan-B and, finally, from any other such defined contribution plans. In the case of a Member who also participated in a defined benefit plan of the Company or an Affiliated Company (as defined above), the Company shall reduce the annual additions credited to the Account of such Member under this Plan to the extent necessary to prevent the limitation set forth in section 415(e) of the Code from being exceeded. Notwithstanding the foregoing, the provisions of the preceding sentence shall apply only if such defined benefit plan does not provide for a reduction of benefits thereunder to ensure that the limitation set forth in section 415(e) of the Code is not exceeded."

    5. Effective as of May 31, 1995, the last sentence of item (3) of Paragraph (b) of Section 3.6 of the Plan shall be deleted and the following shall be substituted therefor:

    "Such excess deferral amounts shall be distributed within two and one-half months after the close of the Plan Year or as soon thereafter as is practicable. Such distribution of excess deferral amounts shall be adjusted for income or loss allocated thereto in the manner determined by the Committee in accordance with any method permissible under applicable Treasury regulations."

    6. Effective as of May 31, 1995, the last sentence of item (4) of Paragraph (b) of Section 3.6 of the Plan shall be deleted and the following shall be substituted therefor:

    "Such excess contributions shall be distributed or forfeited, as applicable, within two and one-half months after the close of the Plan Year or as soon thereafter as is practicable. Such distribution or forfeiture of excess contributions shall be adjusted for income or loss allocated thereto in the manner determined by the Committee in accordance with any method permissible under applicable Treasury regulations."

    7. Effective as of May 31, 1995, the following shall be added to item (6) of Paragraph (b) of Section 3.6 of the Plan:

    "Such forfeitures of excess contributions shall be adjusted for income or loss allocated thereto in the manner determined by the Committee in accordance with any method permissible under applicable Treasury regulations."

    8. Effective as of June 1, 1996, reference in Paragraph (b) of Section 6.4 to "on such April 1" shall be deleted and reference to "on or before such April 1" shall be substituted therefor.

    9. Effective as of June 1, 1996, item (2) of Paragraph (b) of Section 6.4 of the Plan shall be deleted and the following shall be substituted therefor:

    "(2) The life expectancy of the Member as determined under applicable Treasury regulations."

    10. Effective as of June 1, 1996, Section 15.25 of the Plan shall be deleted and the following shall be substituted therefor:

    "SECTION 15.25. NON-GRANDFATHERED MEMBER. For purposes of determining eligibility for Medisave Contributions pursuant to Section 3.2.(c) and Appendix B for a Plan Year, a Member is an employee who is not at any time during a semi-monthly payroll period eligible for coverage under a Dresser retiree medical plan. A Member shall be deemed to be eligible for coverage under a Dresser retiree medical plan if either:

         (a) he or she would qualify for subsidized coverage under a Dresser retiree medical plan upon his or her retirement or other termination of employment without the need for completion of any age, service or other conditions imposed as a condition for such coverage; or

         (b) he or she would qualify for subsidized coverage under a Dresser retiree medical plan upon his or her retirement or other termination of employment provided that he or she has, as of the date of such retirement or other termination of employment, completed applicable age, service or other conditions imposed as a condition for such coverage."


    11. Effective as of June 1, 1996, the existing Appendix B to the Plan shall be deleted and the following new Appendix B shall be substituted therefor:

                                  "APPENDIX B
                             MEDISAVE CONTRIBUTIONS

    SECTION B.1.   GENERAL MEDISAVE CONTRIBUTION ELIGIBILITY.  In order to
    qualify to receive Medisave Contributions for all or a portion of a Plan Year, a Member must satisfy all of the following criteria:

         (a) the Member must be a Non-grandfathered Member;

         (b) the Member must be eligible to participate in the Dresser group medical plan, or be an eligible U.S.
         Expatriate; and

         (c) the Member must have been employed by Dresser
         Industries, Inc. or an Affiliated Company for at least one year.

    For purposes of the criteria described in item (c) above, eligibility to participate in a Predecessor Plan or the Dresser Industries, Inc. Retirement Savings Plan B shall count toward the one year participation eligibility requirement for qualification to receive Medisave
    Contributions.

    SECTION B.2.   STANDARD FLAT MEDISAVE CONTRIBUTION FORMULA.  A Member who
    has satisfied the general Medisave Contribution eligibility requirements of Section B.1. above and who is not described in Section B.3. below shall be eligible to receive Medisave Contributions pursuant to the standard flat Medisave Contribution formula described in this Section B.2 for each semi-monthly payroll period during a Plan Year during which such Member is eligible to participate in the Plan. The standard flat Medisave Contribution for a Member for a semi-monthly period in a Plan Year shall be $400 divided by the number of semi-monthly payroll periods during such Plan Year. If at the end of a Plan Year, the aggregate Medisave Contributions made on behalf of a Member who is eligible for such Medisave Contributions pursuant to Section 3.2 for all semi-monthly payroll periods in such Plan Year are less than $400, then a final Medisave Contribution shall be made on behalf of such Member so that the Medisave Contributions on his behalf for such Plan Year shall be equal to $400. In the event that the Medisave Contributions made on a Member's behalf during a Plan Year should equal $400 at a time prior to the end of such Plan Year, no further semi-monthly payroll period contributions of Medisave Contributions shall be made on behalf of such Member for such Plan Year. A Member who was initially entitled to Medisave Contributions pursuant to the standard flat Medisave Contribution formula described in this Section B.2. and who, as a result of an employment transfer within the Company, becomes a Member who is described in Section B.3. below shall continue to receive Medisave Contributions pursuant to this Section B.2.

    SECTION B.3.   MATCH  CONTRIBUTION MEDISAVE CONTRIBUTION AMOUNTS.   A
    Member who has satisfied the general Medisave Contribution eligibility requirements of Section B.1. above shall be eligible to receive Medisave Contributions pursuant to the match contribution Medisave Contribution formula described in this Section B.3 for each semi-monthly payroll period during such Plan Year that such Member makes Pretax or After-Tax Contributions to the Plan pursuant to Section 3.1 if:

         (a) such Member was hired on or before May 31, 1996 and works for a non-Dresser Drilling and Production or Energy Valve Operation:

         (b) such Member was hired on or before May 31, 1995 and worked for either Security or Guiberson/AVA Operations or such Member was hired on or before April 1, 1994 and worked for TK Valve Operations; or

         (c) such Member was, prior to an employment transfer or reorganization within the Company, entitled to Medisave
         Contributions pursuant to the matching contribution Medisave Contribution formula described in this Section B.3.

    The matching contribution Medisave Contribution amount for a semi-monthly payroll period within a Plan Year for a Member pursuant to this Section
    B.3. shall be equal to 50% of the Pretax and After-tax Contributions of the Member for such semi-monthly payroll period which are not in excess of 4% of the Member's Earnings for such semi-monthly payroll period.

    SECTION B.4.   ALLOCATIONS AND FORFEITURES.  Medisave Contributions made to the Plan for a Plan Year on behalf of a Member shall be allocated upon receipt by the Trustee to such Member's Medisave Account. Medisave Contributions allocated to a Member's Medisave Account shall be forfeited or returned, whichever may be applicable, in accordance with the provisions of Section 3.6(b) and Section 9.1."

    12. Effective as of December 31, 1995, the instrument providing for the merger of a portion of the Grove Employees' Savings and Incentive Plan into the Plan, a copy of which instrument is labeled as Appendix G and is attached hereto, is hereby added to the Plan as Appendix G.

    13.  As amended hereby, the Plan is specifically ratified and reaffirmed.

    IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed this ______ day of _____________________________, 1996.


                                       DRESSER INDUSTRIES, INC.


                                       By
                                          -------------------------------

                                   APPENDIX G

                                    MERGER OF
                            GROVE EMPLOYEES' SAVINGS
                               AND INCENTIVE PLAN
                               WITH AND INTO THE
                            DRESSER INDUSTRIES, INC.
                            RETIREMENT SAVINGS PLANS

    WHEREAS, Grove Valve and Regulator Company ("Grove") has heretofore adopted the Grove Employees' Savings and Incentive Plan (the "Grove Plan"); and

    WHEREAS, Dresser Industries, Inc. ("Dresser") sponsors and maintains the Dresser Industries Inc. Retirement Savings Plan-A (the "Dresser Plan-A") and the Dresser Industries, Inc. Retirement Savings Plan-B (the "Dresser Plan-B") (jointly, the "Dresser Plans"); and

    WHEREAS, Grove was acquired by Dresser and the parties hereto desire that the employees of Grove become covered by the Dresser Plans; and

    WHEREAS, the Board of Directors of Grove has approved and the Employee Benefits Committee of Dresser Industries, Inc. (the "Committee") hereby provides for a simultaneous split-up of the Grove Plan into functional group components and for the mergers of the resulting group components of the Grove Plan into the Dresser Plan-A and the Dresser Plan-B:

    NOW, THEREFORE, the parties hereto agree as follows:

    1. Effective as of December 31, 1995, the accounts under the Grove Plan of Grove employees eligible to participate in the Dresser Plan-A and the accounts under the Grove Plan of Grove employees eligible to participate in the Dresser Plan-B are hereby transferred to and merged with and into, respectively, the Dresser Plan-A and the Dresser Plan-B with the result that the provisions of the Dresser Plans replace the provisions of the Grove Plan in their entirety except as otherwise herein provided. Former employees with account balances in the Grove Plan will be transferred to the Dresser Plans in accordance with their eligibility status immediately prior to termination. Pursuant to such merger, the Grove Plan Trustee is instructed hereby that assets held under the Grove Plan shall be transferred as soon as practicable after December 31, 1995 to the Dresser Plans to be held under the existing trusts maintained under said Dresser Plans. Such transfers shall be in cash except that outstanding participant loans shall be transferred in kind.

    2. Immediately after the merger of the relevant group component of the Grove Plan with and into the Dresser Plan-A, each Member of the Dresser Plan-A shall, if the Dresser Plan-A were then terminated, be entitled to a benefit which is at least equal to the benefit such Member would have been entitled to immediately prior to the merger if the Grove Plan and the Dresser Plan-A had then terminated. Immediately after the merger of the group component of the Grove Plan with and into the Dresser Plan-B, each member of the Dresser Plan-B shall, if the Dresser Plan-B were then terminated, be entitled to a benefit which is at least equal to the benefit such Member would have been entitled to immediately prior to the merger if the Grove Plan and Dresser Plan-B had then terminated. The provisions of this instrument shall be construed under and in accordance with section 208 of the Employee Retirement Income Security Act of 1974, as amended, and sections 401(a)(12) and 414(1) of the Internal Revenue Code of 1986, as amended, and federal regulations promulgated thereunder.

    3. As soon as practicable after the merger of the Grove Plan with and into the Dresser Plans, the appropriate officers of Dresser and Grove shall determine if Grove had or is projected to have Net Profits for the period of November 1, 1994 through October 31, 1995. If it is determined that Grove had or is projected to have, as applicable, net profits for such period, Dresser shall make a Profit-Sharing Contribution to the applicable Dresser Plan (as successor to the portion of the Grove Plan which was merged into it) pursuant to Section
4.3 of the Grove Plan for the period of January 1, 1995 through December 31, 1995 as determined by the appropriate officers of Dresser and Grove. Any such Profit-Sharing Contributions shall be made as soon as practicable after the determination of the amount thereof to and shall be allocated as of December 31, 1995 to the Grove Plan Accounts of the Grove Plan Participants in accordance with the provisions of Section 5.2 of the Grove Plan based upon Compensation earned by the Grove Plan Participants during 1995. All Profit Sharing Contributions made in accordance with this Item 3 shall be treated as having been made to the Grove Plan as of December 31, 1995.

    4. The provisions if Items 5 through 8 of this instrument shall be applicable to the accounts (the "Grove Plan Accounts") transferred to the Dresser Plans pursuant to the merger of the Grove Plan with and into the Dresser Plans of an individual ("Grove Participant") who was a participant in the Grove Plan prior to such mergers.

    5. Except as provided specifically herein, Grove Plan Accounts shall be governed by the provisions of the Dresser Plans in the same manner as any other account under the Dresser Plans as follows:

         (a) The portion of a Grove Plan Account which is attributable to Salary Deferrals made to the Grove Plan shall be treated in the same manner as a Pre-Tax Account;

         (b) The portion of a Grove Plan Account which is attributable to Employer Matching Contributions made to the Grove Plan shall be treated in the same manner as a Matching Account;

         (c) The portion of a Grove Plan Account which is attributable to Employer Basic Contributions and Employer Profit-Sharing Contributions made to the Grove Plan shall be treated in the same manner as a Basic Account; and

         (d) The portion of a Grove Plan Account which was attributable to a rollover into the Grove Plan shall be treated in the same manner as a Rollover Account.

    6. Incident to the transfer to the Dresser Plans of the Grove Plan Accounts, the Investment Funds of the Grove Plan shall be liquidated and the proceeds invested in the investment funds of the Dresser Plans with the proceeds from the liquidation of a Grove Plan Investment Fund being invested by the Committee in the investment fund of the applicable Dresser Plan which is most comparable thereto in terms of type of investments and nature of investment goals except that Grove Plan outstanding Participant loans shall be continued as outstanding participant loans subject, however, to such adjustments as may be appropriate or necessary to conform to the Dresser Plans' loan procedures and administration. From and after such initial transfer and subject to the provision of this Item 5, Grove Plan Participants may direct as to the investment of their Grove Plan Accounts in accordance with the then applicable provisions of the Dresser Plans.

    7. Provisions of the Dresser Plans notwithstanding the nonforfeitable percentage in the Dresser plans of any Grove Plan Participant in his Grove Plan Account shall be 100%. The non-forfeitable percentage in the Dresser Plans of any Grove Plan Participant who had completed at least three years of service as of December 31, 1995 shall be 100% as to all of his accounts in the Dresser Plans.

    8. Distribution and withdrawal provisions of the Dresser Plan to the contrary notwithstanding and in addition to the other in-service withdrawal rights available pursuant to the Dresser Plan, a Grove Plan Participant who has attained the age of 591/2 may withdraw any portion of the then value of his Grove Plan Account which is attributable to Salary Deferral Contributions.

    9. For purposes of this instrument, capitalized terms shall have the meanings ascribed to them in the Dresser Plans or the Grove Plan, as applicable, unless otherwise defined herein.

    10. As amended hereby, the Dresser Plans are specifically ratified and reaffirmed.

                              SECOND AMENDMENT TO
                            DRESSER INDUSTRIES, INC.
                          RETIREMENT SAVINGS PLAN - A


    WHEREAS, DRESSER INDUSTRIES, INC. ("Dresser") and certain Affiliated Companies have heretofore adopted the DRESSER INDUSTRIES, INC. RETIREMENT SAVINGS PLAN - A (the "Plan"); and

    WHEREAS, Dresser desires to amend the Plan on behalf of itself and all Affiliated Companies;

    NOW, THEREFORE, the Plan shall be amended as follows, effective as of May 31, 1995 except as otherwise specifically provided herein:

    1. The second sentence of Item (3) of Paragraph (b) of Section 3.6 of the Plan shall be deleted and the following shall be substituted therefor:

    "If the test is not met, the Committee shall determine the amount of excess Pretax Contributions of Highly Compensated Members in accordance with the leveling method described in Treas. Reg. Section 1.401(k)-1(f)(2) and shall return the excess Pretax Contributions of Highly Compensated Members until the maximum deferral percentage permitted under the test is reached. In the case of any Highly Compensated Member whose actual deferral percentage for purposes of such ADP test is determined under the family aggregation rules of Treas. Reg. Section 1.401(k)-1(g)(1)(ii)(C), the determination and correction of such excess Pretax Contributions shall be accomplished by reducing the ADP test deferral percentage in accordance with the preceding sentence and allocating the excess aggregate Pretax Contributions for the family group among the family members in proportion to the Pretax Contribution of each family member that is combined to determine the ADP test actual deferral percentage."

    2. The next-to-last sentence of Item (3) of Paragraph (b) of Section 3.6 of the Plan shall be deleted and the following shall be substituted therefor:

    "Such excess deferral amounts shall be distributed within two and one-half months after the close of the Plan Year or as soon thereafter as is practicable in accordance with the provisions of Code section 401(k)(8)(A) and Treasury Regulations promulgated thereunder."

    3. The second sentence of Item (4) of Paragraph (b) of Section 3.6 of the Plan shall be deleted and the following shall be substituted therefor:

    "If the test is not met, the Committee shall determine the amount of excess After-Tax Contributions, Medisave Contributions and Matching Contributions of Highly Compensated Members in accordance with the leveling method described in Treas. Reg. Section 1.401(m)-1(e)(2) and shall return the excess After-Tax Contributions, Medisave Contributions and Matching Contributions of Highly Compensated Members until the maximum contribution percentage permitted under the test is reached. In the case of any Highly Compensated Member whose actual contribution percentage for purposes of such ACP test is determined under the family aggregation rules of Treas. Reg. Section 1.401(m)-1(f)(1)(ii)(C), the determination and correction of such excess After-Tax Contributions, Medisave Contributions and Matching Contributions shall be accomplished by reducing the ACP test actual contribution percentage in accordance with the preceding sentence and allocating the excess aggregate After-Tax Contributions, Medisave Contributions and Matching Contributions for the family group among the family members in proportion to the After-Tax Contributions, Medisave Contributions and Matching Contributions of each family member that are combined to determine the ACP test actual contribution percentage."

    4. The next-to-last sentence of Item (4) of Paragraph (b) of Section 3.6 of the Plan shall be deleted and the following shall be substituted therefor:

    "Such excess contributions shall be distributed or forfeited, as applicable, within two and one-half months after the close of the Plan Year or as soon thereafter as is practicable in accordance with the provisions of Code section 401(m)(6)(A) and Treasury Regulations promulgated thereunder."

    5.   The following shall be added to Item (c) of Section 6.1 of the Plan:

    "Notwithstanding the foregoing, a Member's Pretax Account may only be distributed pursuant to this item (c) if the transaction satisfies the criteria described in Code section 401(k)(10)(A)(i) or (ii) and the Treasury Regulations promulgated thereunder, as determined by the Committee, and the Member's distribution is paid in the form of a lump sum distribution no later than the end of the second calendar year after the calendar year in which such transaction occurred."

    6.   The following shall be added to Section 6.1 of the Plan:

    "The provisions of this Section 6.1 of the Plan and any other provision of the Plan notwithstanding, a Member's Pretax Account may not be distributed at a time when such distribution would violate the distribution restrictions of Code section 401(k)(2)(B) and the Treasury Regulations promulgated thereunder."

    7. The last paragraph of Section 15.14 of the Plan shall be deleted and the following shall be substituted therefor:

    "The Earnings of any Member taken into account for purposes of the Plan shall be limited to $150,000 for any Plan Year with such limitation to be:

         (1)  adjusted automatically to reflect any amendments to Code section 401(a)(17) and any cost-of-living increases authorized by Code section 401(a)(17);

         (2) prorated for a Plan Year of less than twelve months and to the extent otherwise required by applicable law; and

         (3) in the case of a Member who is either a five-percent owner of the Company (within the meaning of Code section 416(i)(1)(A)(iii)) or is one of the ten most Highly Compensated Employees for the Plan Year and who has a spouse and/or lineal descendants who are under the age of nineteen as of the end of a Plan Year who receive Earnings during such Plan Year, prorated and allocated among such Member, his spouse, and/or lineal descendants under the age of nineteen based on the Earnings for such Plan Year of each such individual."

    8. The last two sentences of Section 15.32 of the Plan shall be deleted and the following shall be substituted therefor:

    "However, the Test Compensation of any Member taken into account for purposes of the Plan shall be limited to $150,000 for any Plan Year with such limitation to be:

         (1)  adjusted automatically to reflect any amendments to Code section 401(a)(17) and any cost-of-living increases authorized by Code section 401(a)(17);

         (2) prorated for a Plan Year of less than twelve months and to the extent otherwise required by applicable law; and

         (3) in the case of a Member who is either a five-percent owner of the Company (within the meaning of Code section 416(i)(1)(A)(iii)) or is one of the ten most Highly Compensated Employees for the Plan Year and who has a spouse and/or lineal descendants who are under the age of nineteen as of the end of a Plan Year who receive Test Compensation during such Plan Year, prorated and allocated among such Member, his spouse, and/or lineal descendants under the age of nineteen based on the Test Compensation for such Plan Year of each such individual."

    9. Each of the instrument providing for the merger of the Savings Plan for Employees of Baroid Corporation with and into the Dresser Industries, Inc. Retirement Savings Plans and Appendix D to the Plan shall be amended by redenominating Subitem "(i)" of Item 8 thereof as Subitem "(j)" and inserting the following new Subitem (i) into such Item 8:

    "(i) A Baroid Plan Participant who has terminated employment may elect to leave his Baroid Plan Account in the Dresser Plans for so long as and to the extent that such distribution deferral election does contravene the required distribution requirements of Code section 401(a)(9) and Treasury Regulations promulgated thereunder."

    10.  As amended hereby, the Plan is specifically ratified and reaffirmed.

    IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed this _____ day of _____________________, 1996.


                                 DRESSER INDUSTRIES, INC.



                                 By